Exhibit 10(b)
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” in the Prospectus and to the use of our reports: (1) dated April 22, 2009, with respect to the financial statements of Merrill Lynch Life Variable Annuity Separate Account A and (2) dated March 26, 2009, with respect to the financial statements of Merrill Lynch Life Insurance Company in Post-Effective Amendment No. 32 to the Registration Statement (Form N-4, No. 33-43773) under the Securities Act of 1933, and the related Prospectus dated May 1, 2009.

/s/ Ernst & Young LLP

Des Moines, Iowa
April 27, 2009